Exhibit 99.1

Sophiris Bio Reports Second Quarter Financial Results and Key Operational and Financial Highlights

San Diego and Vancouver, British Columbia, August 7, 2014 – Sophiris Bio Inc. (NASDAQ: SPHS) (the “Company” or “Sophiris”), a biopharmaceutical company developing PRX302 for the treatment of the symptoms of benign prostatic hyperplasia (BPH, enlarged prostate) and for the treatment of localized prostate cancer, today announced financial results and recent key operational and financial highlights for the three and six months ended June 30, 2014.

Key Operational and Financial Highlights

●	In May 2014, the Company announced its intention to initiate a proof of concept study for PRX302 as a treatment for localized prostate cancer in the second half of 2014.

●

In May 2014, the Company announced that it had entered into a $15 million common stock purchase agreement with Aspire Capital Fund, LLC (“Aspire”) from which Aspire completed an initial purchase of 604,230 common shares at $3.31 per share resulting in gross proceeds to the Company of $2.0 million. To date, no additional purchases have been completed under the common stock purchase agreement.

●

In June 2014, the Company entered into a new loan and security agreement with Oxford Finance, LLC (“Oxford”) pursuant to which Oxford loaned a principal amount of $6.0 million to refinance the Company’s existing term loan with Oxford and to provide additional working capital. After the settlement of the outstanding principal and fees associated with the Company’s existing loan of $3.7 million, the Company received net cash proceeds of $2.3 million from the new loan. The new loan provides for a 12 month interest only period followed by 36 equal monthly payments of principal and interest.

“The BPH program remains our top priority and it continues to make excellent progress, with the Phase 3 trial on track to complete enrollment in the second half of 2014,” stated Randall Woods, president and CEO of Sophiris Bio. “We have also identified a new area of development for PRX302, the treatment of localized prostate cancer, which has received significant interest and support from thought leaders and investigators. The financing transactions we entered into during the second quarter provide us the capital to explore the localized prostate cancer opportunity without impacting our existing resources committed to the BPH program. We are looking forward to completing enrollment of the BPH Phase 3 trial and kicking off the prostate cancer proof of concept study in the second half of 2014.”

Financial Results

At June 30, 2014, Sophiris had cash, cash equivalents and securities available-for-sale of $35.6 million and working capital of $33.1 million. Sophiris expects that its current cash, cash equivalents and securities available-for-sale as of June 30, 2014 will be sufficient to fund its operations for at least the next 12 months.

For the second quarter ended June 30, 2014

The Company reported a net loss of $8.8 million ($0.53 per share) for the three months ended June 30, 2014 compared to a net loss of $2.6 million ($0.84 per share) for the three months ended June 30, 2013.

Research and development expenses

Research and development expenses were $7.1 million for the three months ended June 30, 2014 compared to $1.2 million for the three months ended June 30, 2013. The increase in research and development costs was attributable to an increase in the costs associated with the Company’s Phase 3 clinical trial which began enrolling patients in October 2013 and an increase in manufacturing activities for PRX302.

General and administrative expenses

General and administrative expenses were $1.5 million for the three months ended June 30, 2014 compared to $0.9 million for the three months ended June 30, 2013. The increase is due to an increase in personnel related costs and an increase of stock-based compensation expense as a result of the inclusion of three months of expense associated with stock options granted to employees and directors in October 2013.

For the six months ended June 30, 2014

The Company reported a net loss of $17.2 million ($1.05 per share) for the six months ended June 30, 2014 compared to a net loss of $2.8 million ($0.88 per share) for the six months ended June 30, 2013.

Research and development expenses

Research and development expenses were $13.9 million for the six months ended June 30, 2014 compared to $4.0 million for the six months ended June 30, 2013. The increase in research and development costs was attributable to an increase in the costs associated with the Company’s first Phase 3 clinical trial which began enrolling patients in October 2013 and an increase in manufacturing activities for PRX302.

General and administrative expenses

General and administrative expenses were $2.9 million for the six months ended June 30, 2014 compared to $2.1 million for the six months ended June 30, 2013. The increase is due to an increase in personnel related costs, an increase in directors and officers insurance expense as a result of our initial public offering on the NASDAQ in August 2013 and an increase of stock-based compensation expense as a result of the inclusion of six months of expense associated with stock options granted to employees and directors in October 2013.

For complete financial results, please see the Company’s website at www.sophiris.com.

About Sophiris

Sophiris Bio Inc. is a biopharmaceutical company developing PRX302, a clinical-stage, targeted therapy for the treatment of the symptoms of BPH and treatment of localized prostate cancer. PRX302 is in Phase 3 clinical development for the treatment of the symptoms of BPH and is designed to be as efficacious as pharmaceuticals, less invasive than the surgical interventions, and without the sexual side effects seen with existing treatments. Sophiris plans to initiate a Phase 2 proof of concept study of PRX302 for the treatment of localized prostate cancer in the second half of 2014. For more information, please visit www.sophiris.com.

Certain statements included in this press release may be considered forward-looking, including the quote of our President and CEO and any expectations relating to our Phase 3 trial of PRX302, the proof of concept study for the treatment of localized prostate cancer or our capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risk associated with the process of developing, obtaining regulatory approval of and commercializing treatments that are safe and effective, and in the endeavor of building a business around such treatments. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial enrollment and results, market acceptance and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peter Slover

Chief Financial Officer

(858) 777-1760

Corporate Communications and Investor Relations:

Jason Spark	Michael Moore
Canale Communications	Equicom Group
Corporate Communications and IR	Investor Relations
(619) 849-6005	858-886-7813
jason@canalecomm.com	mmoore@tmxequicom.com

Source: Sophiris Bio Inc.

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,	December 31,
	2014	2013

Assets:

Current assets:

Cash and cash equivalents	$21,255	$14,839
Securities available-for-sale	14,379	33,310
Other receivables	15	48
Prepaid expenses	3,009	3,598

Total current assets	38,658	51,795

Property and equipment, net	42	78
Other long-term assets	19	19

Total assets	$38,719	$51,892

Liabilities and shareholders’ equity:

Current liabilities:

Accounts payable	$3,756	$1,470
Accrued expenses	1,816	2,181
Current portion of promissory notes	—	6,877

Total current liabilities	5,572	10,528

Long-term promissory notes	5,876	—
Warrant liability	—	883
Stock-based compensation liability	84	202

Total liabilities	11,532	11,613

Shareholders’ equity:

Common shares, unlimited authorized shares, no par value; 16,844,736 and 16,149,871 shares issued and outstanding at June 30, 2014 and December 31, 2013	113,089	111,204
Contributed surplus	16,052	13,824
Accumulated other comprehensive gain	102	98
Accumulated deficit	(102,056)	(84,847)

Total shareholders’ equity	27,187	40,279

Total liabilities and shareholders’ equity	$38,719	$51,892

Sophiris Bio Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:

License revenue	$—	$—	$—	$5,000

Operating expenses:
Research and development	7,088	1,155	13,918	4,025
General and administrative	1,495	880	2,946	2,126
Total operating expenses	8,583	2,035	16,864	6,151

Other income (expense):
Interest expense	(168)	(352)	(376)	(751)
Interest income	12	—	30	—
Gain on revaluation of warrant liability	20	—	49	—
Other income (expense), net	(31)	(255)	(48)	(356)
Total other income (expense)	(167)	(607)	(345)	(1,107)

Net loss before income taxes	(8,750)	(2,642)	(17,209)	(2,258)

Income tax expense	—	—	—	(500)

Net loss	$(8,750)	$(2,642)	$(17,209)	(2,758)

Basic and diluted loss per share	$(0.53)	$(0.84)	$(1.05)	$(0.88)
Weighted average number of outstanding shares – basic and diluted	16,493	3,150	16,323	3,150

Other comprehensive income (loss):
Foreign currency translation adjustment	—	191	—	299
Unrealized gain on securities available-for sale	1	—	4	—
Total other comprehensive loss	$(8,749)	$(2,451)	$(17,205)	$(2,459)

Source: Sophiris Bio Inc.